Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-256058 of CF Finance Acquisition Corp. III on Form S-4 of our report dated May 12, 2021, relating to the consolidated financial statements of AEye, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

July 8, 2021